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                                                                    EXHIBIT 10.3


         FIRST AMENDMENT TO SALES, MARKETING AND DISTRIBUTION AGREEMENT

         This First Amendment to Sales, Marketing and Distribution Agreement ("Amendment") is made as of this 18th day of April, 2001, by and between Genomic Solutions Inc., a Delaware corporation and PerkinElmer, Inc., a Massachusetts corporation.

         The following facts underlie this Amendment:

         Pursuant to a certain Sales, Marketing and Distribution Agreement dated December 14, 1999 (the "Agreement"), Genomic Solutions Inc. appointed PerkinElmer, Inc. as it representative to promote, market and distribute its products. The parties desire to amend the Agreement pursuant to the terms and conditions of this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and in the Agreement, the parties agree as follows:

         1. DEFINITIONS. All capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement. In addition, the Agreement is amended to add the following new or substitute defined terms, as applicable:

         (a)  "Amendment Effective Date" means April 18, 2001

         (b) "Core Markets" means the United States of America and Japan (the definition of Core Markets in Section 1(c) of the Agreement is superceded and replaced in its entirety by the foregoing definition).

         (c) "GeneMAP Arrays" means the preprinted DNA microarrays developed and manufactured by GSI for distribution to third parties under the GeneMAP trademark, including both cDNA and oligonucleotide-based microarrays but excluding custom microarrays developed for third parties.

         (d) "High Demand MicroArrays" means GSI's preprinted microarrays that have a quarterly sales volume of at least **** (*)microarrays of a particular type as evidenced by a single part number

         (e) "MICROMAX Array" means the preprinted DNA microarrays developed and manufactured by PKI or its affiliates for distribution to third parties under the MICROMAX trademark.


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         (f)  "ProXPRESS Imager" shall mean the ProXPRESS proteomic imaging system manufactured by PKI and associated reagents and competitive fluorescent dyes as branded and private label pursuant to this Agreement. In the event that during the Term, PKI offers any modified, upgraded or replacement ProXPRESS Imager, such product shall automatically be deemed a "ProXPRESS Imager".

         2. TERM. Section 1(g), "Term", is amended to provide that the initial Term of the Agreement shall expire on December 31, 2002. Thereafter, the Agreement shall automatically renew for successive two (2) year periods unless either party notifies the other in writing at least ninety (90) days prior to the expiration of the initial term or the then current renewal period, as the case may be,of its intention not to renew.

         3. TRANSFER PRICING. Exhibit A and Exhibit C of the Agreement are hereby superceded in their entirety and replaced by Exhibit A and Exhibit B-1 attached. In addition, Section 3(b) and 3(c) of the Agreement are superceded and replaced in their entirety as follows:

         (b) Purchase Order Quotas and Goals. GSI shall make GSI Products available to PKI in accordance with the terms in Section 7 and the transfer pricing in Exhibit A . Exhibit B-1 is a schedule of PKI purchase order targets for the last three quarters of 2001. These minimum purchase order targets are U.S. dollar volumes based on GSI Product orders received by GSI from PKI on or before the last day of the calendar quarter and are based on GSI's transfer price to PKI for such GSI Products. Purchase orders for GSI Products in excess of the minimum purchase order targets set forth on Exhibit B-1 for any calendar quarter shall be credited toward the minimum purchase order target set forth therein for subsequent calendar quarters. Exhibit B-1 shall be reviewed and updated annually by the parties on or before November 15 of each year to set new quarterly minimum sales targets. In the event that the parties are unable to agree on purchase order targets, the matter will be submitted for arbitration before a single arbitrator approved by the parties. All arbitration shall take place in accordance with the rules of the American Arbitration Association at such organizations Wilmington, Delaware offices. Such arbitrator shall make such adjustments based on then current market conditions.

         (c) Failure to Meet Minimum Purchase Order Requirements. In the event that PKI fails to meet the quarterly minimum purchase order requirements for GSI Products for **** (*)GSI, in its sole discretion and upon notice to PKI, may


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              convert PKI's right to sell, market, distribute and provide field services for GSI Products outside of Core Markets from exclusive to non-exclusive.

         4. PROXPRESS IMAGER. The Agreement is amended to add a new Section 4A regarding GSI's right to distribute PKI's ProXPRESS Imager in Core Markets as provided in Exhibit C attached.

         5. PRODUCT COMPATIBILITY AND INFORMATION EXCHANGE

         (a) Under no circumstances shall the manufacture and/or distribution of MICROMAX Arrays by PKI be considered a violation of Section 6(b) of the Agreement. GSI and PKI will work together to ensure that the MICROMAX Arrays are capable of being used in conjunction with present and future hybridization stations and nucleic acid array readers manufactured by GSI, provided, that all MICROMAX Arrays are on 1" x 3" slides unless otherwise agreed to by GSI.

         (b) GSI and PKI will work together to ensure that the GeneMAP Arrays are capable of being used in conjunction with present and future PKI labeling and detection technologies.

         (c) GSI and PKI agree to meet not less frequently than once per calendar quarter to:

                     (i) discuss new product ideas and developments and, in the case of microarrays, to discuss possible collaborations and which party will develop particular array types and designs, provided, that no exclusive relationship is created for either party on such new ideas and developments unless the parties subsequently agree otherwise;
                     (ii) address distribution and licensing of such GSI Products by PKI or the ProXPRESS Imager by GSI, as the case may be, and the terms and conditions with respect to such distribution or licensing to avoid or minimize duplication of effort and to accelerate product development and sales;
                     (iii) to discuss future product release plans and time tables (in this regard GSI will use good faith efforts to give PKI sufficient lead time to prepare and train for new product launches); and
                     (iv) to discuss PKI marketing and sales efforts and strategies for GSI Products (in this regard, PKI will use good faith efforts to give GSI detailed marketing plans on a regional and, where reasonable, a country by country basis and GSI and PKI will work together cooperatively to develop strategies to maximize sales in such regions or countries).

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         (d)      PKI will maintain an inventory of at least ****(*) High
                  Demand MicroArrays of a given part number commencing at such time as it sells **** microarrays of such part number. GSI will use commercially reasonable efforts to deliver microarrays to PKI within 30 days after receipt of a purchase order. Subject to Section 7 of the Agreement, GSI warrants that microarrays will meet published specifications and be free from defects in manufacture and workmanship for a period of 90 days after shipment to PKI. GSI's obligation with respect to this warranty is limited to the repair and replacement of defective products after GSI's inspection and verification of defects.

         (e) GSI RESEARCH SERVICES. PKI will provide Leads to GSI for GSI's research services, including custom arraying, labeling, hybridization and analysis services and proteomic services. For sales of research services directly attributable to Leads provided by PKI, GSI shall pay to PKI a commission based on the following (herein "Service Revenue"): GSI's gross revenue received from the performance of such services, less tariffs, taxes and similar charges and net of all discounts, returns and allowances provided, that commissions shall only be payable for ****. All payments shall be in the manner provided in and subject to Section 4(b) of the Agreement. No commissions shall be payable on purchases of services by existing clients of GSI. The commission rate payable pursuant to this Section shall be **** percent of the Service Revenue attributable to PKI Leads.

         6.       GENEMAP ARRAYS DISTRIBUTION.


         (a) Distribution Rights. PKI shall have the exclusive right and responsibility, commencing upon the Amendment Effective Date, to engage in sales, marketing, distribution and field service activities with respect to GeneMAP Arrays in any geographical area other than the Core Markets. In addition, PKI shall have the non-exclusive right and responsibility, commencing upon the Amendment Effective Date, to engage in sales, marketing, distribution and field service activities with respect to GeneMAP Arrays in the Core Markets.

         (b) Pricing and Fees. Transfer pricing for GeneMap Arrays shall be as provided on Exhibit A. PKI may sell the GeneMAP Arrays at such prices and on such terms and conditions as it deems appropriate in its sole discretion.

         (c) GSI shall be solely responsible for any **** in connection with the sale of GeneMAP Arrays to third parties, including, but not limited to, **** and will indemnify and hold PKI harmless against any infringement claims raised by third parties as provided in Section 8 of the Agreement.

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         7.   COMPETITIVE PRODUCTS.  Notwithstanding anything to the contrary in the Agreement:


         (a) PKI shall be permitted to engage in the sale and distribution of mass spectrometry equipment, provided, that "mass spectrometry equipment" shall not include any equipment which competes with GSI's ProGest, ProPrep. ProMS and any successor products.

         (b) GSI shall be permitted to allow **** (*)to distribute GSI's **** and related software and equipment on a private label or OEM basis notwithstanding that such activities may otherwise violate PKI's exclusive distribution rights, provided, that the **** is sold by **** as part of a system or package with other equipment and not on a stand-alone basis.

         (c) GSI may contract to develop or manufacture products for third parties provided that such products are not offered for sale by GSI directly.

         8.   AMENDMENT TO FULFILLMENT TERMS

         (a) In connection with GSI's distribution of ProXPRESS Imagers pursuant to Section 4A as provided on Exhibit C, Sections 7 (as modified below) and 8 of the Agreement shall apply except that for purposes of ProXPRESS Imager distribution all references to "PKI" shall be deemed references to "GSI", all references to "GSI" shall be deemed references to "PKI" and all references to "GSI Products" shall be deemed references to "ProXPRESS Imagers" in such sections.

         (b)  Section 7(a) of the Agreement is replaced with the following:

              Order Placement. Orders for equipment or products other than reagents, gels, and consumables shall be submitted at least 45 but no more than 75 days prior to the expected shipment date. Orders for reagents, consumables and gels shall be submitted at least 30 but no more than 60 days prior to the expected shipment date. All orders for consumables, reagents and gels shall be for complete lots, the size of which shall be determined by GNSL according to its normal manufacturing practices. All orders shall be bona fide, non-cancelable and properly addressed. The manufacturer may ship product upon the receipt of any order to the designated address (eg. no delayed shipment date).


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         (c)  Section 7(c) of the Agreement is replaced with the following:

              Servicing and Certain Revenue. PKI shall be solely responsible for all installation, field servicing, maintenance and warranty repair with respect to GSI Products distributed by PKI. GSI shall be solely responsible for all installation, field servicing, maintenance and warranty repair with respect to ProXPRESS Imagers distributed by GSI. Each party shall provide reasonable application and production assistance and technical support to the other at a rate of ****(*). Expenses shall not exceed $1000.00 without the prior consent of the other party. Each party shall be entitled to receive all revenue generated from field servicing and maintenance. Revenue from software upgrades and software maintenance or subscription services shall be split equally between GSI and PKI.

         (d)  The Agreement is amended to add a new Section 7(l) as follows:

              International Compliance. In the event that a party distributes the product of the other party in a country outside of the United States, the distributing party will comply with all foreign laws, regulations and registration requirements of such country, unless the manufacturer or the product is already selling product directly into the country, in which case the manufacturer shall be responsible for foreign regulatory compliance of such product in such country.

         (e)  The Agreement is amended to add a new Section 7(m) as follows:

              Training. PKI will commit to achieve a minimum level of training for all relevant Life Sciences sales personnel. Such training level shall be agreed to between the parties within ninety (90) days after the Amendment Effective Date. GSI will provide the training to PKI sales personnel at such times and locations and upon such terms as may be agreed to between the parties from time to time.

         9. SALE OF CYANINE NUCLEOTIDES. PKI will sell to GSI cyanine nucleotides and TSA reagents at **** of the PKI then-current US list price, provided that such products shall be used for GSI research purposes and research services and shall not be used or otherwise resold to third parties. Such products shall be shipped based on quantities set forth in GSI purchase orders for such products. PKI shall invoice GSI for shipped product which invoices shall be due and payable in full, in U.S. dollars, within thirty (30) days of the invoice date.

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     10.      UNITED KINGDOM DISTRIBUTION AND SALES OPERATION.

         (a)  Distribution Rights and Transition.


              (i) UK Distribution Rights. The parties acknowledge that as a result of the change in the definition of Core Markets, commencing on the Amendment Effective Date, PKI shall have the exclusive right to market, sell, distribute, support and service GSI Products in the United Kingdom. GSI Sales Employees (as defined in Section 10(d)(i) below) shall undertake such sales on behalf of PKI during the 120 day period following the Amendment Effective Date.

               (ii) Existing Orders. GSI shall be entitled to all revenue from orders for GSI Products in the United Kingdom that are received before the Amendment Effective Date. All such ordered GSI Products shall be shipped to the customer or end user within 120 days of the Amendment Effective Date.

               (iii) Orders in Process. Exhibit D contains a list of all potential clients who have received a demonstration of GSI Products, who have been previously been identified as a key prospect or potential purchaser of GSI Products or who have been contacted by GSI ("Existing Prospects"). GSI shall be entitled to all revenue from orders for GSI Products from Existing Prospects that are received within 120 days after the Amendment Effective Date. GSI shall be responsible for all sales commission and travel, demonstration or other expenses associated with procuring orders from Existing Prospects. All orders for GSI Products from Existing Prospects shall be shipped within **** (*)days of the receipt of the order by GSI.

               (iv) Other UK Sales. Except as provided in Sections 10(a)(ii) and (iii) above, PKI shall be entitled to all revenue from sales of GSI Products in the United Kingdom after the Amendment Effective Date (subject to payment to GSI of the product pricing for such GSI Products).

         (b) Distribution Fee. In exchange for the grant of United Kingdom distribution rights, PKI will pay , a distribution access fee of ****(*), which payment shall be made by way of a credit against amounts payable by GSI to PKI under the Settlement, Release and Stock Purchase Agreement between the parties of even date herewith.

         (c) GSI United Kingdom Sales Personnel.


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                  (i) Transfer of Sales Personnel. In connection with the
         transfer of the UK Assets to PKI and effective as of the date 120 days after the Amendment Effective Date (the "Hire Date"), GSI shall terminate, and PKI shall offer employment toall current employees of GSI in the United Kingdom engaged primarily in the sale, service or support of GSI Products as listed on Exhibit E attached (the "Sales Employees"). The Sales Employees shall exclude those employees involved in order processing, product development and product management. The Sales Employees shall be given offers of employment by PKI at a salary or wage no less than that paid by GSI. GSI shall be responsible for all compensation, commission and benefits payable to the Sales Employees from the Amendment Effective Date through the Hire Date. From the Amendment Effective Date through the Hire Date, the Sales Employees shall be engaged exclusively in sales, service and support of GSI Products in the United Kingdom.

               (ii) Sales Efforts. During the period from the Amendment Effective Date through the Hire Date, the Sales Employees shall use their best efforts to consummate sales to Existing Prospects as well as new potential purchasers of the GSI Products as quickly as possible. PKI will not instruct or induce Sales Employees to delay sales efforts to Existing Prospects in order to increase PKI revenue from the United Kingdom.

         11. EFFECTS OF AMENDMENT. Except as provided in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect without modification.

         IN WITNESS WHEREOF, GSI and PKI have executed this Amendment as of the date first above written.



WITNESS:                                GENOMIC SOLUTIONS INC.

Gary A. Kendra                          By:  Jeffrey S. Williams
----------------------------              ---------------------------------

                                        Its: President and CEO
                                            -------------------------------

                                                     "GSI"

                                        PERKINELMER, INC.

John  Healy                             By:  Terrance Carlson
----------------------------               --------------------------------

                                        Its: Senior Vice President
                                            -------------------------------

                                                     "PKI"





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                                    EXHIBIT A
                          PRODUCTS AND TRANSFER PRICING

     PRODUCT                                TRANSFER PRICE
     -------                                --------------
Genomic Products

G3 w/32-pin (G3S2000)                         ****(*)
G3 w/48-pin (G3S2001)                         ****
G3 w/32-pin (G3A2000)                         ****
G3 w/48-pin (G3A2001)                         ****
RAI Benchtop Arrayer                          ****
Hybridization Station                         ****
UC-4 Scanner                                  ****
GeneTAC 2000 (2c)                             ****
GeneTAC LS-IV (4c)*                           ****
GeneTAC LS-IV (2c)**                          ****
4-day Biochip Training Course                 ****
2-day Biochip Training Course                 ****

Proteomic Products

Investigator 2-D                              ****
ProImage                                      ****
ProPic                                        ****
ProGest                                       ****
ProMS                                         ****
ProPrep - 4 plate                             ****
ProPrep - 8 plate                             ****
Pre-cast gel rigs (ESPCG)                     ****
3-day Proteomics Training Course              ****
1-day Proteomics Training Course              ****

     GeneMap Microarrays for distribution in Core Markets: ****discount from
        U.S. List Price

     GeneMap Microarrays for distribution outside of Core Markets: ****discount from U.S. list price

     All  other reagents and consumables: ****discount from U.S. list price

     * Increased to ****at such time that the UC-4 Scanner is commercially available

     ** Increased to ****at such time that the UC-4 Scanner is commercially available
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                                   EXHIBIT B-1


                      PKI MINIMUM QUARTERLY PURCHASE ORDERS

Calendar Quarter                    Minimum Purchase Orders
---------                           -----------------------
Q2, 2001                            ****(*)
Q3, 2001                            ****
Q4, 2001                            ****

2002                                To be mutually agreed to
                                    between the parties no
                                    later than November 15,
                                    2001

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                                    EXHIBIT C
                           NEW SECTION 4A OF AGREEMENT


4A       ProXPRESS Imagers

(a) Appointment as Distributor. PKI hereby appoints GSI as a non-exclusive distributor of the ProXPRESS Imager in the Core Markets during the Term. PKI may sell the ProXPRESS Imager in core markets. Pursuant to such appointment, GSI shall be permitted to distribute, sell, market and provide field service with respect to the ProExprss Imagerdirectly to end users and through its Affiliates, distributors, value added resellers and dealers. . PKI shall provide at least thirty (30) days advance written notice of any material modification or improvement of the ProXPRESS Imager.

(b) Transfer Pricing. PKI shall sell the ProXPRESS Imager to GSI at a transfer price of ****(*) per unit for imaging systems and a **** discount from list price for reagents and dyes for the balance of the 2001 calendar year. The parties will meet and agree on transfer pricing for the next subsequent year of the Term on or before November 15 of each year of the Term, commencing on November 15, 2001.







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                                    EXHIBIT D

                              EXISTING PROSPECTS(*)















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                                    EXHIBIT E

                                SALES EMPLOYEES(*)





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